UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   August 15, 2013

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

299 SW Clay Street Suite 350 Portland, OR (Address of Principal Executive Offices)	97201 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

3200 N.W. Yeon Ave., P.O. Box 10047, Portland, OR  97296-0047
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2013, the Board of Directors of the Company amended the Company’s Restated Bylaws to:

●
Add a new Section 2.2(2) providing that a person shall not qualify for service as a director of the Company if he or she is or has been compensated for service as a director of the Company by any person or entity other than the Company, subject to certain exceptions;

●	Add a new Section 8.7 providing that the exclusive forum for certain corporate litigation involving the Company shall be a state court located in Oregon; and
●	Make certain technical corrections to eliminate or update outdated provisions, consisting of:
o	Deleting language from Section 2.3 relating to the transition to staggered three-year terms for directors, as the transition has been completed;
o
Deleting former Section 2.4 which provided for appointment of a special nominating committee to fill vacancies on the board, as the Company now has a permanent Nominating and Corporate Governance Committee; and

o	Modifying Section 4.6 to eliminate language authorizing a multi-person Office of the President.

A copy of the Restated Bylaws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01.               Financial Statements and Exhibits

(d)           Exhibits.

3.1              Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: August 15, 2013	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Senior Vice President